Exhibit 10.01

In this Exhibit 10.0, the notation “[* * *]” identifies certain information that has been excluded because it is both not material and is the type that the registrant treats as private or confidential.

23 September 2025
PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A.
as Receivables Manager and Seller
PAYPAL UK LTD
as Receivables Manager
ALPS PARTNERS S.À R.L.
as Purchaser
BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED
as Security Agent
AVEGA S.À R.L.
as Back-Up Receivables Manager Facilitator
ALPS PARTNERS (HOLDING) S.À R.L.
as Class C Lender

DEED OF AMENDMENT in relation to the Receivables Purchase Agreement

CONTENTS
CLAUSE PAGE
1.    Definitions and interpretation    2
2.    Amendment    3
3.    Representations and Warranties    4
4.    Continuing obligations    5
5.    Incorporation of terms    5
6.    Further assurance    5
7.    The Security Agent    6
8.    Counterparts    7
9.    Law and jurisdiction    7

THIS DEED (this Deed) is dated 23 September 2025 and made between:
(1)PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of the Grand Duchy of Luxembourg (Luxembourg), having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349, acting through and represented by its managing general partner PayPal (Europe) S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B127.485 (a Receivables Manager and the Seller);
(2)PAYPAL UK LTD, a private limited company incorporated under the laws of England and Wales (registered number 14741686), having its registered office at 5 Fleet Place, London, United Kingdom, EC4M 7RD (a Receivables Manager);
(3)ALPS PARTNERS S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, with its registered office at 2, rue Edward Steichen, L- 2540 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B277050, and subject, as an unregulated securitisation undertaking (organisme de titrisation), to the Luxembourg act dated 22 March 2004 on securitisation, as amended (the Securitisation Act 2004) (the Purchaser);
(4)BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, acting through its office at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom (in its capacity as security agent for the Secured Creditors, the Security Agent which expression shall include such company and all other persons or companies for the time being acting as the security agent or security agents under the Security Documents);
(5)AVEGA S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, Luxembourg having its registered office at 2, rue Edward Steichen, L-2540 Luxembourg and registered with the Luxembourg trade and companies register under number B123099 (the Back-Up Receivables Manager Facilitator); and
(6)ALPS PARTNERS (HOLDING) S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, with its registered office at 2, rue Edward Steichen, L- 2540 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B276993 (the Class C Lender), together, the Parties and each a Party.
Recitals:
(A)The Parties have entered into a receivables purchase agreement dated 16 June 2023 (as most recently amended and restated on 12 May 2025) pursuant to which the Seller agrees to sell and the Purchaser agrees to purchase the Seller’s whole right, title, interest and benefit in certain receivables and their related rights (the Receivables Purchase Agreement).
(B)Pursuant to a deed of accession dated 31 October 2023, PayPal UK Ltd became a party to the Receivables Purchase Agreement as an Additional Receivables Manager.
(C)The Parties now wish to amend further the Receivables Purchase Agreement in accordance with the terms of this Deed.
(D)The Security Agent is entering into this Deed on the instructions of (i) the Instructing Creditors (as defined in the Master Framework Agreement) pursuant to and in accordance with a consent letter relating to the Master Framework Agreement dated on or about the date hereof; and (ii) the Class C Lender pursuant to and in accordance with Clause 7 (The Security Agent) of this Deed.
IT IS AGREED as follows:
1.Definitions and interpretation
1.1Definitions
In this Deed:
Effective Date means the date of this Deed.
1.2Incorporation of defined terms
Capitalised terms in this Deed shall, except where the context otherwise requires or where otherwise defined in this Deed, have the meanings given to them in Schedule 22 (Definitions) of the Receivables Purchase Agreement, and this Deed shall be construed in accordance with the principles of construction set out in Clause 1 (Definitions and Interpretation) of the Receivables Purchase Agreement.
1.3Designation as Transaction Document
Each of the Parties designates this Deed as a Transaction Document.

2.Amendment
2.1With effect from the Effective Date and in accordance with Clause 29 (Amendments and Waivers) of the Receivables Purchase Agreement, the Receivables Purchase Agreement shall be amended as follows:
(a)The definition of “Deferred Purchase Price” in Schedule 22 (Definitions) of the Receivables Purchase Agreement shall be deleted in its entirety and replaced with the following:
“Deferred Purchase Price means:
(a)for each Reporting Period, an amount equal to [* * *] of any amounts of Post-Charge Off Receipts received by the Receivables Manager during such Reporting Period; and
(b)in connection with any sale by the Purchaser to either the Seller or to a third party of Purchased Receivables which are Charged-Off Receivables, an amount equal to the Agreed Percentage of the purchase price payable to the Purchaser in respect of such sale. Agreed Percentage means such percentage as has been agreed in writing between the Seller and the Class C Lender to apply to the relevant sale of Charged-Off Receivables;”; and
(b)Clause 5.3 of the Receivables Purchase Agreement shall be deleted in its entirety and replaced with the following:
“The Purchaser shall pay to the Seller amounts of Deferred Purchase Price as follows:
(a)in respect of Deferred Purchase Price described under paragraph (a) of the definition of “Deferred Purchase Price”, the Purchaser shall on each Monthly Settlement Date pay to the Seller such Deferred Purchase Price calculated in respect of the Reporting Period ending on the second Monthly Reporting Date prior to such Monthly Settlement Date. Notification of the amount payable in respect of such Deferred Purchase Price for a particular Reporting Period shall be made to the Purchaser on the Monthly Reporting Date relating to such Reporting Period. Payment of amounts of such Deferred Purchase Price then payable shall be satisfied by way of set-off against the Collections Sweep Payments which otherwise are required to be made to the Purchaser at that time or if any Collection Sweep Payments to be made on such day are insufficient to be applied and set-off so as to satisfy such payment in full, any non-payment in full of such Deferred Purchase Price shall not constitute a failure to pay for the purposes of Clause 12.1(b) and the Seller may satisfy any such unpaid Deferred Purchase Price by applying the Collections Sweep payment on the next following Business Day and thereafter until the relevant amount of such Deferred Purchase Price is settled in full;
(b)in respect of Deferred Purchase Price described under paragraph (b) of the definition of “Deferred Purchase Price” which is payable in connection with a sale of Charged-Off Receivables to a third party, the Purchaser shall pay to the Seller such Deferred Purchase Price on the date the Purchaser receives the relevant purchase price (or on such other date as may be agreed between the Seller and the Class C Lender); and
(c)in respect of Deferred Purchase Price described under paragraph (b) of the definition of “Deferred Purchase Price” which is payable in connection with a sale of Charged-Off Receivables to the Seller, the Purchaser shall pay to the Seller such Deferred Purchase Price on the date the Seller is due to pay the purchase price in respect of the connected sale of Charged-Off Receivables to the Purchaser. Payment of such Deferred Purchase Price then payable shall be satisfied by way of set-off against the purchase price payable by the Seller to the Purchaser in respect of the connected sale of Charged-Off Receivables, such that the Seller shall only be required to pay the net amount to the Purchaser.”.
3.Representations and Warranties
3.1On the Effective Date the Seller makes the representations and warranties in the form set out in Part B of Schedule 2 (Seller Representations) to the Receivables Purchase Agreement to the Purchaser and the Security Agent.
3.2On the Effective Date the Purchaser makes the representations and warranties in the form set out in Part C of Schedule 2 (Purchaser Representations) to the Receivables Purchase Agreement to the Seller and the Security Agent.
3.3For the purposes of this Clause 3, references to the “Transaction Documents” in Part B of Schedule 2 (Seller Representations) to the

Receivables Purchase Agreement or Part C of Schedule 2 (Purchaser Representations) to the Receivables Purchase Agreement shall be construed to include this Deed, the Receivables Purchase Agreement (immediately prior to its amendment pursuant to this Deed) and the Receivables Purchase Agreement (as amended pursuant to this Deed).
4.Continuing obligations
4.1The provisions of the Receivables Purchase Agreement and other Transaction Documents shall, save as amended by this Deed, continue in full force and effect and nothing in this Deed shall constitute or be construed as an amendment, waiver or compromise of any other term or condition of the Transaction Documents or any of the Parties’ rights in relation to them which for the avoidance of doubt shall continue to apply in full force and effect.
4.2References in the Receivables Purchase Agreement or in any other Transaction Document (other than in Clause 3.3 of this Deed) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “hereunder” and expressions of similar import shall, on and from the Effective Date, be deemed to be references to the Receivables Purchase Agreement (as amended pursuant to this Deed).
4.3Each of the Parties hereto acknowledges and agrees that the amendments effected pursuant to this Deed have been effected in accordance and compliance with the relevant provisions in the Receivables Purchase Agreement (and that they shall be estopped from asserting otherwise after the Effective Date).
5.Incorporation of terms
The provisions of Clauses 26 (Confidentiality), 29 (Amendments and waivers), 31 (Notices), 32 (Bail-In), 33 (Third Party Rights), 34 (Severability) and 36 (Limited Recourse and Non-Petition) of the Receivables Purchase Agreement shall be incorporated into this Deed as if set out in full in this Deed and as if references in those clauses to “this Agreement” are references to this Deed.
6.Further assurance
The Parties hereto agree that they will co-operate fully to (and the Purchaser will use best efforts to provide relevant information and support to the Seller and each Receivables Manager such that the Seller and each Receivables Manager shall) do all such further acts and things and execute any further documents that may be necessary or desirable to give full effect to the transactions contemplated by this Deed (but subject always to the provisions of Clauses 8 (Notification of Sales) and 27 (Data Protection) of the Receivables Purchase Agreement).
7.The Security Agent
7.1Class C Lender direction to Security Agent
The Class C Lender hereby authorises and directs the Security Agent to execute this Deed in order to effect the amendment of the Receivables Purchase Agreement in accordance with this Deed and to take any action as may be necessary in connection with, or in order to give effect to this Deed including, without limitation, consenting to the Purchaser entering into this Deed.
7.2Discharge and exoneration of the Security Agent’s liability in relation to this Deed
The Class C Lender discharges and exonerates the Security Agent from any and all liability for which it may or may have become responsible under the Transaction Documents in connection with this Deed (including but not limited to the execution by the Security Agent and the Purchaser of this Deed).
7.3Waiver of any claim against the Security Agent
The Class C Lender irrevocably waives any claim that it may have against the Security Agent arising as a result of any loss or damage which it may suffer or incur as a result of the Security Agent acting upon the direction in Clause 7.1 (Class C Lender direction to Security Agent) (including but not limited to circumstances where it is subsequently found that the direction in Clause 7.1 (Class C Lender direction to Security Agent) is not valid or binding) and the Class C Lender further confirms that it will not seek to hold the Security Agent liable for any such loss or damage.
7.4Indemnity in favour of Security Agent
The Class C Lender expressly agrees and undertakes to indemnify and hold harmless the Security Agent from and against all losses, liabilities, damages, costs, charges and expenses which may be suffered or incurred by it as a result of any claims (whether or not successful, compromised or settled), actions, demands or proceedings brought against the Security Agent and against all losses, costs, charges or expenses (including legal fees) which the Security Agent may suffer or incur which in any case arise as a result of the Security Agent acting in accordance with the direction in Clause 7.1 (Class C Lender direction to Security Agent) and the Transaction Documents.

7.5Approval of every modification in respect of the rights of the Class C Lender necessary to give effect to this Deed
The Class C Lender approves every modification and amendment (and the implementation thereof) in respect of their rights relating to the Transaction Documents resulting from or to be effected by the modifications, authorisations and determinations referred to in the direction in Clause 7.1 (Class C Lender direction to Security Agent).
8.Counterparts
This Deed may be executed in any number of counterparts and by each Party on single counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Deed by e-mail shall be an effective mode of delivery.
9.Law and jurisdiction
9.1Governing law
This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and interpreted in accordance with, English law.
9.2The English courts shall have exclusive jurisdiction in relation to all disputes arising out of or in connection with this Deed (including claims for set-off and counterclaims), including disputes arising out of or in connection with: (i) the creation, validity, effect, interpretation, performance or non-performance of, or the legal relationships established by, this Deed; and (ii) any non-contractual obligations arising out of or in connection with this Deed. For such purposes, each Party irrevocably submits to the jurisdiction of the English courts and waives any objection to the exercise of such jurisdiction.

Signatures
IN WITNESS of which this Deed has been executed and delivered by the Parties to it on the date stated on the first page of this Deed.
Receivables Manager and Seller
Executed as a DEED        )
for and on behalf of        )
PAYPAL (EUROPE) S.À.R.L. ET CIE, S.C.A.    )
acting through and represented by its managing general partner PayPal (Europe) S.à r.l.
By: /s/ Sean Byrne
Authorised Signatory
Receivables Manager
Executed as a DEED        )
by PAYPAL UK LTD        )
by a director in the presence         )
of the specified witness        )
Signed: /s/ Simon Bladon
Print name: Simon Bladon
Director
Witness
Signed: /s/ Rhodri Jones
I confirm that the above-named signatory has executed this document in my presence.
Print name: Rhodri Jones
Address: 5 Fleet Place, London EC4M 7RD

The Purchaser
Executed as a DEED        )
for and on behalf of        )
ALPS PARTNERS S.À R.L.        )
By:/s/ Stefan Ruppert

Name: Stefan Ruppert
Title: Manager

The Security Agent
EXECUTED as a DEED by         )
BNY MELLON CORPORATE TRUSTEE         )
SERVICES LIMITED         )
acting by two authorised signatories in the presence of a witness:
Authorised Signatory /s/ Marcelo Roberto Passo
Authorised Signatory /s/ Alexander Braunleder
Signature of witness: /s/ Stephen Wakefield
Name: Stephen Wakefield
Address: 160 Queen Victoria Street, London EC4V 4LA

The Back-Up Receivables Manager Facilitator
Executed as a DEED        )
for and on behalf of        )
AVEGA S.À R.L.            )
By: /s/ Stefan Ruppert

Name: Stefan Ruppert
Title: Manager

The Class C Lender
Executed as a DEED        )
for and on behalf of        )
ALPS PARTNERS (HOLDING) S.À R.L.        )
By: /s/ Stefan Ruppert

Name: Stefan Ruppert
Title: Manager